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                  WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES

                                   EXHIBIT 10
                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made the 20th day of October, 1998, by and between THE TDL GROUP CO., an unlimited liability company organized under the laws of Nova Scotia (the "Company"), and RONALD VAUGHAN JOYCE (the "Executive") and WENDY'S INTERNATIONAL, INC. ("Wendy's").

WHEREAS, the Company wishes to ensure the availability of the Executive's services for itself and for those of its affiliates which franchise, develop, lease, sublease and/or operate Tim Hortons retail outlets both in Canada and the United States (collectively the "TDL Group").

WHEREAS, the Company and the Executive wish to set forth the terms and conditions of the Executive's employment by the Company and Wendy's is a party hereto solely for the purposes of section 5;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


2.       Employment
         ----------

         The Company agrees to employ the Executive for the Term specified in section 2, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.


2.       Term
         ----

         Subject to the terms and conditions of this Employment Agreement, this Employment Agreement shall be for a term commencing on the date hereof and expiring on the close of business on June 30, 2003.


3.       Duties and Responsibilities
         ---------------------------

         (a) During the Term, the Executive shall act in an advisory role and shall generally promote the overall health and best interests of the TDL Group both in Canada and the United States and in connection therewith shall perform such executive and managerial duties and responsibilities as may be mutually agreed upon from time to time with the Chairman, the President or the Board of Directors of the Company. The Executive specifically agrees to offer advice about the acquisition, development, leasing and subleasing of real estate, to offer advice about the operation of Tim Hortons outlets, to participate at meetings and teleconferences and to review budgets, when called upon to do so by the Company.

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         (b)      The Executive will, at all times, use all reasonable efforts to perform his duties and responsibilities within the parameters of the then current budget of the Company as approved by the Board of Directors of the Company (except as otherwise permitted by the Board of Directors) and will abide by the policies of the TDL Group and of Wendy's and all reasonable requests of the senior management of the Company, Wendy's and of the Board of Directors of the Company. The Executive shall comply and use all reasonable efforts to ensure that the TDL Group complies on a timely basis with all budgetary, approval and reporting requirements reasonably requested by the TDL Group or Wendy's. In no event will the Executive incur obligations on behalf of the TDL Group or enter into any transaction on behalf of the TDL Group except in accordance with the policies and internal controls of Wendy's and the TDL Group.

         (c) The Executive agrees that he will (i) devote such business time and attention as are required to perform the functions assigned to him; (ii) carry out his duties and work with other employees of the TDL Group and, to the extent necessary, employees of Wendy's, in a competent and professional manner; and (iii) generally use his best efforts, skill and ability to promote the best interests of the TDL Group.

         (d) Each July during the Term, the Board of Directors of the Company shall unilaterally direct the Employee to make himself available to perform services under this Employment Agreement for a minimum number of days (not less than 85 days and not more than 150 days) during the subsequent twelve month period. Notwithstanding the foregoing, the minimum number of days shall be set at 85 days for the twelve month period ending July 1, 1999 and 150 days for the twelve month period ending July 1, 2000.

         (e) The Executive's services shall be performed at the Company's offices in Calgary, Canada, or such other place as the Company and Executive shall from time to time agree, subject to reasonably necessary travel requirements of his position and duties hereunder.


4.       Compensation
         ------------

         As compensation for his services hereunder for the period ending on June 30, 1999, the Company shall pay the Executive, as soon as practicable after execution of this Employment Agreement, a lump sum payment equal to the Canadian dollar equivalent of US$100,000, less applicable withholding. As compensation for his services hereunder for the twelve month period ending on June 30, 2000, on July 1, 1999, the Company shall pay the Executive a lump sum payment equal to the Canadian dollar equivalent of US$175,000, less applicable withholding. As compensation for his services hereunder for each twelve month period ending on June 30 in 2001, 2002 and 2003, assuming that the Company directs the Executive to make himself available

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         for 150 days for each such period, on July 1 of each such year, or on the first business day thereafter, the Company shall pay the Executive a lump sum payment equal to the Canadian dollar equivalent of US$175,000, less applicable withholding. If the Company directs the Executive to make himself available for less than 150 days for such twelve month period, the compensation under this section shall be prorated (but not below the Canadian dollar equivalent of US$100,000) without regard to the number of days the Executive actually made himself available. Notwithstanding the foregoing, the Executive may elect in writing that the compensation for any twelve month period shall be paid in U.S. dollars without conversion to the Canadian dollar equivalent.


5.       Termination, Confidentiality and Non-Competition
         ------------------------------------------------

         (a) The Company shall be entitled to terminate the Term and to discharge the Executive for "Cause" without notice, or any payment in lieu of notice, and in such event the Executive's right to receive any unearned, non-vested or non-accrued compensation hereunder from the Company shall then forthwith terminate. The term "Cause" shall have the same definition as that set forth in the employment agreement between the Executive, The TDL Group Ltd. and Wendy's, dated December 29, 1995; however, all references within such definition to the duties to the Company shall refer to the Company as defined in this Employment Agreement.

         (b) Executive is and shall continue to be subject to the same duties of confidentiality, the protection of confidential information, non-competition, non-solicitation and loyalty to the Company and Wendy's as those described and set forth in section 8 of the employment agreement between the Executive, The TDL Group Ltd. and Wendy's, dated December 29, 1995, as if the said section 8 had been set forth in its entirety in this Employment Agreement. All references in the said section 8 to the duties to the Company shall mean the Company as defined in this Employment Agreement.


6.       Enforceability
         --------------

         The failure of either party at any time to require performance by the other party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Employment Agreement; nor shall the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.


7.       Assignment
         ----------

         This Employment Agreement is a personal contract and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligations

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         of the Company hereunder shall be binding upon and run in favor of the
         Company; provided, however, the Company may not assign its rights and obligations under this Employment Agreement except in connection with the sale or transfer of all or substantially all of the Company's business (whether by way of sale of assets, amalgamation or otherwise).


8.       Modification
         ------------

         This Employment Agreement may not be orally cancelled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by both parties to this Employment Agreement, and approved in writing by the Chief Executive Officer of Wendy's.


9.       Severability
         ------------

         In the event any provision of this Employment Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Employment Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable provision had been severed and deleted. The provisions of sections 5 and 9 shall survive termination of this Employment Agreement.


10.      Notice
         ------

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt requested, or sent via a reputable international courier service with confirmation of receipt requested, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

If to the Executive:
--------------------

                  Ronald V. Joyce
                  10 Blue Ridge Mountain Estates
                  Calgary, Alberta,  T2M 4N4

                  Facsimile: (403) 547-5953


If to the Company:
------------------

                  874 Sinclair Road
                  Oakville, Ontario,  L6K 2Y1


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         with a copy to:
         ---------------

                  Wendy's International, Inc.
                  P.O. Box 256
                  4288 West Dublin Granville Road
                  Dublin, Ohio 43017    U.S.A.
                  Attention: Frederick R. Reed

                  Facsimile: (614) 764-3243


11.  Applicable Law
     --------------

     This Employment Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario (and the laws of Canada applicable therein) without regard to their respective conflict of law rules.


12.  No Conflict
     -----------

     The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Employment Agreement or which would be breached by the Executive upon the performance of his duties pursuant to this Employment Agreement.


13.  Entire Agreement
     ----------------

     This Employment Agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior agreements relating to the employment of the Executive by the Company, written or oral, are nullified and superseded hereby.


14.  Headings
     --------

     The headings contained in this Employment Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Employment Agreement.


IN WITNESS WHEREOF the parties have executed this Employment Agreement on and as of the day and year first above written.


                                                   THE TDL GROUP CO.


                                                   By: /s/ Gordon F. Teter
                                                       -------------------------
                                                       Gordon F. Teter
                                                       Chairman of the Board and
                                                       Chief Executive Officer

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SIGNED, SEALED AND DELIVERED
in the presence of:


/s/ Donald B. Schroeder                                 /s/ Ronald Vaughan Joyce
-----------------------                                 ------------------------
Donald B. Schroeder                                         RONALD VAUGHAN JOYCE


ACKNOWLEDGED AND AGREED TO FOR THE
PURPOSES OF SECTION 5.


WENDY'S INTERNATIONAL, INC.


By: /s/ Gordon F. Teter
    ------------------------
    Gordon F. Teter
    Chairman of the Board, Chief
    Executive Officer and President


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